Exhibit 10.1

Notice of Grant of Performance Stock Unit Award and

Terms and Conditions of Performance Stock Unit Award

Participant:	[Name]	Award Number:	[ ]
	[Address]	Plan:	2023 Plan
	[Address]	ID:	[ ]

Effective [ ] (the “Award Date”), you (the “Participant”) have been granted an award (the “Award”) of [ ]1 performance stock units with respect to the Common Stock of Surf Air Mobility Inc. (the “Corporation”).

The Award is subject to time-based and performance-based vesting requirements as set forth in Section 2 of the attached Terms (as defined below).

By your signature and the Corporation’s signature below, you and the Corporation agree that the Award is granted under and governed by the terms and conditions of the Corporation’s 2023 Equity Incentive Plan (the “Plan”) and the Terms and Conditions of Performance Stock Unit Award (the “Terms”), which are attached and incorporated herein by this reference. This Notice of Grant of Performance Stock Unit Award, together with the Terms, will be referred to as your Award Agreement. The Award has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. You acknowledge receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

Surf Air Mobility Inc.	Date

[Participant Name]	Date

1 Subject to adjustment under Section 7.1 of the Plan.